UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 25, 2008
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On March 25, 2008, subsidiaries of the Company entered into six identical mortgage loans (the “Loan Agreements”) with Metropolitan Life Insurance Company on six of its shopping center assets, four of which are located in the continental U.S. and two of which are located in Puerto Rico. The subsidiaries of the Company borrowed an aggregate of $350,000,000 and the loans will mature on April 1, 2013. The loans are cross-defaulted. The loans have a fixed interest rate of 5.0% and provide for interest-only debt service payments with a balloon payment at maturity. The Company will pay accrued interest on the first day of each calendar month, at maturity of the loan (whether upon acceleration or otherwise) and upon termination of the loans. The loans may not be prepaid prior to the first day of the thirty-first month following the funding of the loans. Thereafter, the loans may be prepaid subject to payment of a prepayment fee. The prepayment fee will be an amount equal to the greater of (A) the Prepayment Ratio (as hereinafter defined) multiplied by the difference between (x) and (y), where (x) is the present value of all remaining payments of principal and interest on the applicable promissory note including the outstanding principal of the promissory note due on the maturity date, discounted at the rate which, when compounded monthly, is equivalent to the interest rate on U.S. Treasury securities with a maturity equal to the remaining term of the applicable note plus 25 basis points compounded semi-annually, and (y) is the amount of the principal of the note then outstanding, or (B) 0.5% of the amount of the principal of the note being prepaid. The “Prepayment Ratio” is a fraction, the numerator of which is the amount of principal of the note being prepaid, and the denominator of which is the principal amount of the note then outstanding. A prepayment of a loan also may require an additional partial release payment on loans related to other properties which are cross defaulted.
     The Loan Agreements contain customary representations, warranties and covenants and events of default upon which amounts due can be accelerated by the lenders. The Loan Agreements contain covenants restricting, subject to certain exceptions, the subsidiary’s ability to sell the applicable property, incur indebtedness and liens and merge or consolidate with other companies.
     The Company used the proceeds from the loans to replace scheduled debt maturities and the balance to repay revolving credit facilities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation

(Registrant)

Date	March 31, 2008	/s/ William H. Schafer

William H. Schafer
Executive Vice President and Chief Financial Officer